FORM 8-A

                        SECURITIES AND EXCHANGE COMMISSION

                              Washington, D.C. 20549


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                     PURSUANT TO SECTION 12(b) OR (g) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


                                Powerize.com, Inc.
              (Exact name of registrant as specified in its charter)


               Delaware                                    52-2073361
(State of incorporation or organization)               (I.R.S. Employer
                                                      Identification No.)

   901 Elkridge Landing Road, Suite 350, Linthicum, Maryland   21090
           (Address of principal executive offices)          (Zip Code)

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
If this form relates to the registration of a      If this form relates to the registration of a
class of securities pursuant to Section 12(b) of   class of securities pursuant to Section 12(g) of
the Exchange Act and is effective pursuant to      the Exchange Act and is effective pursuant to
General Instruction A.(c), check the following     General Instruction A.(d), check the following
box. [ ]                                           box. [X]
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Securities to be registered pursuant to Section 12(b) of the Act:

   Title of each class                    Name of each exchange on which
   to be so registered                    each class is to be registered

          None                                         None

Securities to be registered pursuant to Section 12(g) of the Act:

                         Common Stock, $.0001 Par Value
                                (Title of class)
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Item 1:     Description of Registrant's Securities to be Registered

      The description of the Common Stock , par value $.0001 per share, of the Registrant registered hereby is incorporated by reference to the description of the Registrant's Capital Stock set forth under the heading "Description of Our Capital Stock" in the Company's Registration Statement on Form S-1 (SEC File No. 333-80055), as filed with the Securities and Exchange Commission on June 4, 1999, any amendments to such Registration Statement filed subsequently thereto and any form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

Item 2:     Exhibits

      The following exhibits are filed as part of this Registration Statement:

      3.1 *   Amended and Restated Certificate of Incorporation of the
              Registrant.
      3.1.1*  Certificate of Amendment to Amended and Restated Certificate of
              Incorporation.
      3.2 *   Amended and Restated By-Laws of the Registrant.
      4.1 *   Specimen stock certificate for shares of Common Stock of the
              Registrant.
      10.16*  Registration Rights Agreement dated May 19, 1999 by and between the Company and Sevenson Environmental Services, Inc.


      * Incorporated by reference to the Registrant's Registration Statement on Form S-1 (SEC File No. 333-80055).

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                                    SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                    POWERIZE.COM, INC.


Date: July 29, 1999                 By:   /s/ Edwin R. Addison
                                          ------------------------------------
                                          Edwin R. Addison
                                          Chairman of the Board and Chief
                                          Executive Officer

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                                  Exhibit Index

Exhibit No. Description

3.1 *   Amended and Restated Certificate of Incorporation of the Registrant.
3.1.1*  Certificate of Amendment to Amended and Restated Certificate
        of Incorporation.
3.2 *   Amended and Restated By-Laws of the Registrant.
4.1 * Specimen stock certificate for shares of Common Stock of the Registrant.
10.16* Registration Rights Agreement dated May 19, 1999 by and between the Company and Sevenson Environmental Services, Inc.

* Incorporated by reference to the Registrant's Registration Statement on Form S-1 (SEC File No. 333-80055).

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